Exhibit 8.1

[White & Case Letterhead]

                                                                                                                                                        February 15, 2008

Excel Maritime Carriers Ltd.
c/o 17th km National Road Athens
Lamia & Finikos Street
145-64 Nea Kifisia
Athens, Greece

Re: Excel Maritime Carriers Ltd./Quintana Maritime Ltd. Merger

Ladies and Gentlemen:

                We have acted as U.S. counsel to Excel Maritime Carriers Ltd., a shipping company incorporated under the laws of the Republic of Liberia (“Excel”), in connection with the Agreement and Plan of Merger, dated as of January 29, 2008 (including the exhibits thereto, the “Agreement”), by and among Excel, Quintana Maritime Ltd., a   company incorporated in the Marshall Islands (“Quintana”), and Bird Acquisition Corp., a newly formed nonresident domestic corporation organized under the laws of the Republic of the Marshall Islands and a direct wholly owned subsidiary of Excel (“Merger Co.”), pursuant to which, Merger Co. shall be merged with and into Quintana, with Quintana surviving (the “Merger”) on the terms and conditions set forth therein.  The time at which the Merger becomes effective is hereafter referred to as the “Effective Time.”  This opinion is being delivered in connection with the filing of the registration statement on Form F-4 as amended, (the “Registration Statement”) filed by Excel with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed Merger pursuant to the Agreement and to which this opinion appears as an exhibit.

                We have examined (i) the Agreement and (ii) the Registration Statement. In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below.  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

                In rendering such opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Agreement, (ii) the statements concerning the Merger set forth in the Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iii) any representations made in the Agreement “to the knowledge of,” or based on the belief of Excel, Quintana and Merger Co. or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case, without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement.

                Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption “The Merger—Material United States Federal Income Tax Consequences.”

                We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

                We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the references to our firm name therein.

Very truly yours,

/s/ White & Case LLP

WHITE & CASE LLP